UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________________

FORM 8-K
_________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016
_________________________________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)
_________________________________________________

Delaware (State or other jurisdiction of incorporation)	001-31617 (Commission File Number)	72-0679819 (IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant's telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE
_________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2016, Bristow Group Inc. (the “Company”) announced the appointment effective immediately of Mr. William “Bill” Collins as Senior Vice President, Operations of the Company. Prior to joining the Company, Mr. Collins, age 57, had most recently been the Corporate Vice President, Aircraft, Engine, and Components Operations of American Airlines from October 2010 to February 2016. Mr. Collins also held various positions of increasing seniority within the aviation division of General Electric from 2004 to 2010 ultimately serving as the Vice President and General Manger, Electric Power of General Electric in 2010. Prior to joining General Electric in 2004, Mr. Collins worked as a Business Director of the Americas for Moog, Inc. from 2003 to 2004, as a General Manager and Group Director for Bell Technologies, Inc. from 1997 to 2003, as a Vice President and Program Director for USIC/NCM Inc. from 1991 to 1997 and as an Engineering Manager for Texas Instruments, Inc. from 1983 to 1991. Mr. Collins holds a Bachelor of Science degree in Electrical Engineering from the Rochester Institute of Technology.
The terms of Mr. Collins’ employment are set forth in an employment term sheet (the “Collins Compensation Package”), a copy of which is filed as Exhibit 10.1 to this report. Mr. Collins will serve as Senior Vice President, Operations of the Company and will report to Jonathan E. Baliff, President and Chief Executive Officer of the Company. Pursuant to the Collins Compensation Package, Mr. Collins’ starting annual salary will be $325,000, and he will be eligible to participate in the Company’s annual incentive compensation plan with a target bonus of 65% of base salary and a maximum bonus of 162.5% of base salary. His actual bonus payment for fiscal year 2017 will be pro rated based on the number of days that he was employed by the Company during the fiscal year. Mr. Collins did not receive a sign-on equity or cash award. The Company will credit an annual amount to Mr. Collins’ deferred compensation plan account equal to the difference between the percentage matching contribution made by the Company to Mr. Collins’ 401(k) plan account, and up to 15% of his annual salary and bonus. Going forward, Mr. Collins will be eligible under the Company’s 2007 Long Term Incentive Plan for annual grants each June with a target value currently set at 240% of his base salary, subject to the Company’s annual evaluation of such percentage in respect of competitive market data. Mr. Collins will be considered a Tier II employee for purposes of the Company’s standard severance policy for U.S. employees, which provides for severance benefits of, among other things, one year base salary, the full annual incentive plan award at target and a pro rata portion of the annual incentive award at target.
As most recently disclosed in the Company’s Form 8-K dated August 3, 2016 (the “August Form 8-K”), the Company temporarily combined on April 18, 2016 the previously separate offices of (i) Senior Vice President and Chief Operating Officer of the Company and (ii) Senior Vice President and Chief Corporate Development, New Ventures and Strategy Officer of the Company into an interim executive officer position of Senior Vice President, Operations and Chief Commercial Officer. Mr. Chet Akiri, age 44, who had served as the Company’s Senior Vice President and Chief Corporate Development, New Ventures and Strategy Officer since September 2, 2014, became the Senior Vice President, Operations and Chief Commercial Officer effective April 18, 2016. On August 3, 2016, the Board approved the further expansion of his role to include oversight of the Company’s government regulations activities. With the hiring of Mr. Collins effective October 5, 2016 to serve as Senior Vice President, Operations of the Company, Mr. Akiri’s title changed on such date from “Senior Vice President, Operations and Chief Commercial Officer” to “Senior Vice President and Chief Commercial Officer” of the Company.
The description of the Collins Compensation Package set forth above is qualified in its entirety by the Collins Compensation Package, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the payments, awards and benefits above is qualified in its entirety by (i) the Bristow Group Inc. Management Severance Benefits Plan for U.S. Employees, which is filed as Exhibit 10.70 to the Form 10‑K filed by the Company on May 20, 2015 and is incorporated herein by reference, and (ii) the Bristow Group Inc. Fiscal Year 2015 Annual Incentive Compensation Plan, which is filed as Exhibit 10.5 to the Form 8-K filed by the Company on June 10, 2014 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On October 5, 2016, the Company issued a press release announcing the appointment of Mr. Collins as Senior Vice President, Operations of the Company, a copy of which is furnished with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description of Exhibit

10.1	Compensation Package for Mr. Collins

99.1	Press Release dated October 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: October 5, 2016	By:	/s/ E. Chipman Earle
E. Chipman Earle Senior Vice President, Chief Legal & Support Officer and Corporate Secretary